Exhibit 10.3

CAPITAL SUPPORT AGREEMENT

THIS CAPITAL SUPPORT AGREEMENT (this "Agreement") is made as of the 30th day of June, 2008, by and among Legg Mason, Inc., a Maryland corporation ("Legg Mason"), LM Capital Support V, LLC, a Maryland limited liability company ("LM Sub" and, together with Legg Mason, the "Support Providers"), and Legg Mason Global Funds plc, an umbrella investment company, with segregated liability between its sub-funds, organized under the laws of the Republic of Ireland (the "Company").

WITNESSETH:

WHEREAS, the Western Asset U.S. Money Market Fund (the "Fund"), a sub-fund of the Company, holds the notes and other instruments (the "Notes") issued by Issuer Entity LLC (successor to Ottimo Funding Ltd.) that are listed on Schedule A attached hereto (the "Issuer");

WHEREAS, LM Sub, the Fund's investment manager and sub-investment managers are wholly owned subsidiaries of Legg Mason;

WHEREAS, the Fund is a money market fund that seeks to maintain a stable net asset value for its distributing share classes (the "Distributing Share Classes") using the Amortized Cost Method of valuing its assets; and

WHEREAS, the Support Providers desire to agree to support the Fund's net asset value as provided herein.

NOW, THEREFORE, in consideration of the above premises, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto hereby agree as follows:

1. Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings indicated:

(a) "Amortized Cost Value" means, with respect to any Note or Replacement Note held by the Fund, the value of that Note or Replacement Note determined using the Amortized Cost Method.

(b) "Amortized Cost Method" means calculating the net asset value of any share class of the Fund by valuing the Fund's portfolio securities at the Fund's acquisition cost as adjusted for amortization of premium or accretion of discount in accordance with the Fund's Prospectus.

(c) "Capital Contribution" means a cash contribution by either Support Provider to the Fund for which the Support Provider does not receive any shares or other consideration from the Fund.

(d) "Collateral" means the cash or securities contained in a securities account that has been pledged to the Fund by LM Sub to secure its obligations under this Agreement.

(e) "Contribution Event" means, with respect to any Eligible Note held by the Fund, any of the following occurrences:

    any sale of the Eligible Note by the Fund for cash in an amount less than the Amortized Cost Value of the Eligible Note sold as of the date of settlement;
    receipt of final payment on the Eligible Note in an amount less than the Amortized Cost Value of that Eligible Note as of the date such payment is received;
    issuance of orders by a court having jurisdiction over the matter discharging the Issuer from liability for the Eligible Note and providing for payments on that Eligible Note in an amount less than the Amortized Cost Value of that Eligible Note as of the date such payment is received;
    receipt of new securities in exchange for or replacement of the Eligible Note if the Amortized Cost Value of such new securities is less than the Amortized Cost Value of such Eligible Notes on the date used to determine securities values in such exchange or replacement; and
    the Eligible Note continues to be held by the Fund on June 28, 2009.

(f) "Eligible Notes" means the Notes held by the Fund as portfolio securities on the date hereof and any Replacement Notes.

(g) "Loss" incurred as a result of a Contribution Event means (i) for an event listed Section 1(e)(i), (ii) or (iii) above, the excess of the Amortized Cost Value of the Eligible Notes subject to such Contribution Event over the amount received by the Fund in connection with such Contribution Event and (ii) for an event listed in Section 1(e)(iv) above, the Maximum Contribution Amount.

(h) "Mark-to-Market NAV" means the current net asset value per share of a particular share class of the Fund calculated by marking to market the value of Fund's portfolio holdings in accordance with the valuation procedures set forth in the Fund's prospectus.

(i) "Maximum Contribution Amount" means twenty million U.S. dollars (US$20,000,000).

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(j) "NAV Deviation" means the difference, if any, of the current Mark-to-Market NAV of a Distributing Share Class and $1.00 per share for purposes of distribution, redemption and repurchase of its shares calculated using the Amortized Cost Method.

(k) "Replacement Notes" means any securities or other instruments received in exchange for, or as a replacement of, the Notes or any Replacement Notes as a result of an exchange offer, debt restructuring, reorganization or similar transaction pursuant to which the Notes or such Replacement Notes are exchanged for, or replaced with, new securities of the Issuer or a third party.

2. Covenants of the Company on behalf of the Fund. The Company agrees that:

(a) To the extent consistent with the Fund's interest, the Board of Directors of the Company shall consult with the Support Providers with respect to all decisions regarding each Eligible Note (including, but not limited to, any decision to sell the Eligible Note or to forgo the right to any payment) prior to the occurrence of a Contribution Event with respect to that Eligible Note.

(b) The Fund will retain any Capital Contribution and not include the Capital Contribution in any dividend or other distribution to the Fund's shareholders. For the avoidance of doubt, for purposes of this subparagraph, the redemption of the Fund's shares shall not constitute a "distribution" to shareholders.

(c) The Fund will reimburse the Support Providers for all Capital Contributions made pursuant to this Agreement as a result of a Contribution Event listed in clause (iii) of the definition thereof to the extent the Fund receives payments with respect to a Note or Replacement Note (including repayments from the issuer thereof or payments upon a sale or other disposition thereof) that exceed the Amortized Cost Value of such Note or Replacement Note.

(d) At any time within the four days prior to June 29, 2009, the Fund will sell all or any portion of the Eligible Notes that it holds at that time to the Support Providers at a purchase price equal to the greater of (i) the Amortized Cost Value of the Eligible Notes to be sold and (ii) the market value of the Eligible Notes to be sold if the Support Providers elect, in their sole discretion, to purchase such Eligible Notes.

3. Contributions to the Fund.

(a) If a Contribution Event occurs prior to the occurrence of a Termination Event, the Support Providers will make a Capital Contribution in an amount equal to the lower of (i) the Loss incurred as a result of such Contribution Event and (ii) the Maximum Contribution Amount reduced by the amount of any Capital Contribution previously made by either Support Provider to the Fund.

(b) The Support Providers shall make the Capital Contribution to the Fund not later than one business day after the occurrence of a Contribution Event, by 12:00 noon, Eastern Time. Each Capital Contribution made hereunder shall be made in immediately

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available funds, without deduction, set-off or counterclaim, to the Fund. In the event that the Support Providers do not make a Capital Contribution when due, the Fund will draw upon the Collateral. Any amounts drawn from such Collateral shall be deemed to be a Capital Contribution made hereunder by the Support Providers.

(c) The obligation of the Support Providers to make Capital Contributions pursuant to this Agreement shall terminate upon the earliest to occur of (such occurrence, the "Termination Event") (i) the repayment, in cash, or sale by the Fund of all Eligible Notes, (ii) the Support Providers having made Capital Contributions equal to the Maximum Contribution Amount, (iii) a restructuring of all Eligible Notes held by the Fund into Replacement Notes that are rated A-1 and P-1 by Standard & Poor's and Moody's Investor Services, respectively, and (iv) 5:00 p.m. Eastern Time on June 30, 2009. If an event constitutes both a Termination Event and a Contribution Event, then the Termination Event will not be deemed to have occurred until the Support Providers have made any Capital Contributions required under this Agreement with respect to such Contribution Event.

(d) The obligations of the Support Providers to make Capital Contributions hereunder shall be joint and several. Any required Capital Contribution hereunder may be made by either Support Provider, in the sole discretion of the Support Providers.

4. Reliance by the Fund and the Board of Directors. The Support Providers acknowledge and consent to:

(a) For purposes of calculating the NAV Deviation of any Distributing Share Class, the inclusion of the Capital Contribution that would be payable to the Fund under this Agreement if all of the Eligible Notes were sold on the date of such calculation for the market value used to calculate such NAV Deviation; and

(b) The inclusion of such amount in the Fund's audited or unaudited financial statements, to the extent required by generally accepted accounting principles.

5. Representations and Warranties. The Support Providers hereby represent and warrant that:

(a) They are duly organized and validly existing under the laws of the State of Maryland and are in good standing under such laws;

(b) They have taken all necessary action to authorize the execution, delivery and performance of this Agreement;

(c) Their obligations under this Agreement constitute their legal, valid and binding obligations, enforceable in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)); and

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(d) LM Sub's obligations under this Agreement will be supported by a pledge of Collateral that has a value at least equal to the Maximum Contribution Amount.

6. General.

(a) The Fund may not assign its rights under this Agreement to any person or entity, in whole or in part, without the prior written consent of the Support Providers.

(b) No waiver of any provision hereof or of any right or remedy hereunder shall be effective unless in writing and signed by the party against whom such waiver is sought to be enforced. No delay in exercising, no course of dealing with respect to or no partial exercise of any right or remedy hereunder shall constitute a waiver of any other right or remedy, or future exercise thereof.

(c) If any provision of this Agreement is determined to be invalid under any applicable statute or rule of law, it is to that extent to be deemed omitted, and the balance of the Agreement shall remain enforceable.

(d) Subject to the next sentence, all notices shall be in writing and shall be deemed to be delivered when received by certified mail, postage prepaid, return receipt requested, or when sent by facsimile or e-mail confirmed by call back. All notices shall be directed to the address set forth under the party's signature or to such other address as either party may, from time to time, designate by notice to the other party.

(e) No amendment, change, waiver or discharge hereof shall be valid unless in writing and signed by the Support Providers and the Fund.

(f) This Agreement shall be governed in all respects by the laws of the State of Maryland without regard to its conflict of laws provisions.

(g) This Agreement constitutes the complete and exclusive statement of all mutual understandings between the parties with respect to the subject matter hereof, superseding all prior or contemporaneous proposals, communications and understandings, oral or written.

(h) This Agreement is solely for the benefit of the Fund and the Support Providers, and no other person shall acquire or have any rights under or by virtue of this Agreement.

(i) This Agreement shall terminate upon the occurrence of a Termination Event; provided that, if the Support Providers have made Capital Contributions prior to such occurrence, this Agreement will terminate after the Fund has fully complied with its obligations under Section 2(c). Upon the occurrence of a Termination Event, the Fund will release the pledge and security interest in the Collateral.

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IN WITNESS WHEREOF, the Support Providers and the Fund have caused this Capital Support Agreement to be duly executed this 30th day of June, 2008.

LEGG MASON, INC.

By:  /s/ Peter L. Bain
Name: Peter L. Bain
Title:  Senior Executive Vice
       President

ADDRESS FOR NOTICES:
100 Light Street
Baltimore, Maryland 21202

LM CAPITAL SUPPORT V, LLC

By:  /s/ Michael P. McAllister
Name: Michael P. McAllister
Title: Vice President

ADDRESS FOR NOTICES:
100 Light Street
Baltimore, Maryland 21202

LEGG MASON GLOBAL FUNDS
PLC

By:  /s/ Joseph LaRocque
Name: Joseph LaRocque
Title: Director

ADDRESS FOR NOTICES:
100 Light Street
Baltimore, Maryland 21202

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SCHEDULE A

Issuer	Par	Maturity
Issuer Entity LLC	$45,180,868.57	10/30/2008